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        FIFTH AMENDMENT TO SAVINGS AND PROFIT SHARING PLAN FOR
       EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
         (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1991)

    The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc. (As Amended and Restated Effective January 1,
1991) (the "Plan") is hereby amended as follows:

                              ARTICLE 1

    Section 2.1(a)(5) of the Plan is modified to read in its entirety as follows, effective immediately:


    (5) "Rollover Contributions Account" means that portion of such Member's Account which evidences the value of a Member's Rollover Contributions made by the Member pursuant to section 4.9, including the net worth of the Trust Fund attributable thereto.

                              ARTICLE 2

    The last sentence of Section 4.3(b) of the Plan is modified to read in its entirety as follows, effective immediately:

         The Matching Contributions made on behalf of each Participant shall be paid to the Trustee every pay period and allocated to such Participant's Matching Contributions Account as of the end of the pay period.

                             ARTICLE 3

    The first sentence of Section 4.9 of the Plan, up to but not including subparagraph (a) and the text thereafter, is modified to read in its entirety as follows, effective immediately:

         A Participant may, in accordance with procedures approved by the Committee, contribute the following amounts to the Plan, which shall be credited to his Rollover Contributions Account:

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                             ARTICLE 4

    A new sentence is added at the end of Section 5.2(a) of the Plan, reading in its entirety as follows, effective immediately:

         A member shall be at all times fully vested in his Rollover Contributions Account.

                             ARTICLE 5

    The first sentence of Section 6.2 of the Plan is modified to read in its entirety as follows, effective immediately:

         Upon the termination of employment of a Member for any reason other than his retirement, death, or Disability, there shall be distributed to him the full amount of the Member's Before-Tax, After-Tax and Rollover Contributions Accounts, and the vested portion of his Employer Profit Sharing and Matching Contributions Accounts.

                            ARTICLE 6

    The following paragraph is added at the end of subsection (b)(2) of
Section 6.7 of the Plan, effective immediately:

         In addition, each Member who has attained age 59-1/2 may request a partial or total withdrawal of the vested portion of his Matching Contributions Account, Rollover Contributions Account and/or Employer Profit Sharing Contributions Account as of any regular Valuation Date.

                            ARTICLE 7

    The following subsection (5) is added at the end of Section 6.7(b) of the Plan, effective upon issuance of a favorable determination by the Internal Revenue Service:

    (5) Each Member may request a partial or total withdrawal of part or all of his Rollover Contributions Account as of any regular Valuation Date.

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                           ARTICLE 8

    The first sentence of Section 6.8 of the Plan is modified to read in its entirety as follows, effective immediately:

         Each Member or beneficiary of a Member (collectively referred to in this Section as "borrower") may, with the approval of the Committee, borrow amounts from the borrower's Account, but only if the loan is because of the circumstances set forth in subsection (a) or (b) below.

                            ARTICLE 9

    Section 6.8(d) of the Plan is modified to read in its entirety as follows, effective immediately:

    (d) The term of such loan shall not exceed five years (15 years in the case of a loan for the acquisition of a principal residence of the borrower). To the extent that such loan is unpaid at the time a distribution of such borrower's Account becomes payable, such unpaid amount shall be deducted from the amount otherwise payable from the borrower's Account.


                            ARTICLE 10

    Section 6.8(j) of the Plan is modified to read in its entirety as follows, effective immediately:

    (j) Amounts of principal and interest received on a loan shall be credited to such borrower's Account, and the outstanding loan balance shall be considered an investment of the assets of such Account.

                             ARTICLE 11

    Section 6.8(l) of the Plan is modified to read in its entirety as follows, effective upon issuance of a favorable determination by the Internal Revenue Service:

    (l) Foreclosure on an Account used a security for a loan shall be deferred until a permissible distribution may occur under the terms of the Plan. If a default in the payment of any loan or installment thereon remains

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         uncured for thirty days after written notice of such default is either hand delivered or mailed to the borrower by certified mail, return receipt requested, and the borrower has retired, become disabled, separated from Service, has attained age 59-1/2, or is a beneficiary of a deceased Member with respect to the Account which secures the loan, then the Committee shall direct the Trustee to reduce the borrower's Account by the unpaid balance of the loan, inclduing interest, to the extent of the security interest held by the Plan, and to treat the amount of such reduction as a payment on the loan. Such reduction of the borrower's Account shall be considered a distribution and shall be subject to the consent requirements set forth in Section 6.4; provided, however, that pursuant to Regulations under Code Section 401(a)(11) and 411 such consent requirements shall be deemed satisfied as of the time the borrower agreed to use his Account as security for the loan.

                                  ARTICLE 12

    The next to last sentence of Section 7.1 of the Plan is modified to read in its entirety as follows, effective immediately:

         The Member's election shall apply to the investment of his Account, if any, existing at the time of such election, other than the portion thereof which is invested in Company stock, and to future After-Tax, Before-Tax, Employer Profit Sharing, Matching and Rollover Contributions made on his behalf, until the Member changes his election as provided in section 7.3.

                                    ARTICLE 13

    The last sentence of Section 7.2 of the Plan is modified to read in its entirety as follows, effective immediately:

         If a Member chooses to invest his Account in a model portfolio, the Member shall be deemed to have instructed the Committe to direct the investment of his Account, other than any portion thereof invested in Company stock, and any future After-Tax, Before-Tax, Employer Profit Sharing, Matching and Rollover Contributions made on his behalf, in the specific Investment Funds and in the respective percentages disignated for that model portfolio, and to rebalance his Account according to the

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         same percentages form time to time under rules established by the
         Committee for periodic rebalancing of model portfolio Accounts, until the member changes his election pursuant to section 7.3.

                                  ARTICLE 14

    Subsections (a) and (b) of Section 8.2 of the Plan are modified to read in their entirety as follows, effective immediately:

    (a) Rollover Contributions Account assets shall not be used to purchase stock; and

    (b) the maximum investment in Company stock shall, at the time of the election, in no event exceed 50 percent of the Member's Account balance less the Rollover Contributions Account.

                                  ARTICLE 15

    Except as modified herein, all provisions of the Plan shall remain in full force and effect.

    DATED this 19 day of September 2, 1997.

                                  FIRST INTERSTATE BANCSYSTEM OF MONTANA,
                                    INC.


                                  BY: [Illegible]
                                      --------------------------------
                                      Its
                                         -----------------------------


                                                   "Employer"


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